EXHIBIT 13.2

SECTION 906 CERTIFICATION OF CFO

In connection with the annual report of Austral Pacific Energy Ltd. (the “Company”) on Form 20-F for the fiscal year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce Nicholson McGregor, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce McGregor
____________________________

Name: Bruce Nicholson McGregor
Title: Chief Financial Officer
June 28, 2006

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.